UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 29, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           On November 29, 2011, Darius H. Gilanfar, resigned from his position as Chief Operating Officer of Granite City Food & Brewery Ltd. (the “Company”), effective immediately.

(e)           On December 1, 2011, we entered into a separation agreement with Mr. Gilanfar.  In consideration of a release from Mr. Gilanfar he will receive payments aggregating $218,464, a separate bonus payment of $31,172, and payment of the Company portion of medical (COBRA) premiums through December 1, 2012.  Pursuant to such separation agreement, Mr. Gilanfar’s outstanding options will also be amended as follows:

Options Amended to Extend Exercisability for Five Years from November 29, 2011:

Original Option Grant Amount	Date Granted	Vested Portion Upon Termination*	Original Expiration Date	New Expiration Date	Exercise Price
12,500	04/02/09	8,332	04/02/19	11/29/16	$1.0752
75,000	08/25/10	37,500	05/26/20	11/29/16	$2.25

* Remainder cancelled as of November 29, 2011.

Options Amended to Accelerate Vesting from December 28, 2011 to November 29, 2011:

Original Option Grant Amount	Date Granted	Vested Portion Upon Termination	Original Vesting Date	New Vesting Date	Original Expiration Date	New Expiration Date	Exercise Price
34,244	12/28/10	11,414	12/28/11	11/29/11	12/28/20	2/29/12	$2.00
16,666	12/28/10	16,666	12/28/11	11/29/11	09/24/17	2/29/12	$2.00
4,166	12/28/10	4,166	12/28/11	11/29/11	06/17/18	2/29/12	$2.00
4,166	12/28/10	4,166	12/28/11	11/29/11	07/24/18	2/29/12	$2.00

All other options held by Mr. Gilanfar were forfeited as of his termination date.

The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the separation agreement itself, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                                     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: December 1, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Separation Agreement by and between the Registrant and Darius H. Gilanfar, dated November 30, 2011.